    As filed with the Securities and Exchange Commission on June 19, 1998

                                                      Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         ENGINEERING ANIMATION, INC.
           (Exact name of registrant as specified in its charter)


            Delaware                                            42-1323712
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)


                            2321 North Loop Drive
                              Ames, Iowa  50010
                         Telephone:  (515) 296-9908
   (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

    ENGINEERING ANIMATION, INC./SENSE8 CORPORATION 1997 STOCK OPTION PLAN ENGINEERING ANIMATION, INC./SENSE8 CORPORATION 1993 STOCK OPTION PLAN ENGINEERING ANIMATION, INC./SENSE8 CORPORATION STOCK OPTION CONTRACTS
                          (Full title of the plan)

                              Matthew M. Rizai
                    President and Chief Executive Officer
                            2321 North Loop Drive
                              Ames, Iowa  50010
                          Telephone: (515) 296-9908
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 Copies to:

        Jamie A. Wade, Esq.                   George C. McKann, Esq.
    Engineering Animation, Inc.             Gardner, Carton & Douglas
       2321 North Loop Drive           321 North Clark Street, Suite 3200
         Ames, Iowa  50010                   Chicago, Illinois  60610

                                                 CALCULATION OF REGISTRATION FEE

          Title of Securities            Amount to be      Proposed Maximum         Proposed Maximum           Amount of
           to be Registered               Registered   Offering Price Per Share  Aggregate Offering Price   Registration Fee
           ----------------               ----------   ------------------------  ------------------------   ----------------
Common Stock (par value $.01 per share)   11,329 (1)           $28.48 (2)                $322,629                 $96

(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plans as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. Section 230.416.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $28.48 per share for outstanding options to purchase a total of 11,329 shares of Common Stock.

                          ENGINEERING ANIMATION, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission on May 7, 1998, including any amendment or report filed for the purpose of updating such description.

     In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and by-laws provide that the Company shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

     Section 102 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.


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

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8.  INDEX TO EXHIBITS.

    See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.


    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AMES, STATE OF IOWA, ON THIS 19TH DAY OF JUNE, 1998.

                                      ENGINEERING ANIMATION, INC.

                                      By: /s/ Matthew M. Rizai
                                         ----------------------------------
                                                 Matthew M. Rizai
                                         Chairman, Chief Executive Officer,
                                         President, Treasurer and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, THAT EACH OF THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS, JOINTLY AND SEVERALLY, MATTHEW M. RIZAI AND JAMIE A. WADE, OR EITHER OF THEM (WITH FULL POWER TO EACH OF THEM TO ACT ALONE), AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND ON HIS BEHALF TO SIGN, EXECUTE AND FILE THIS REGISTRATION STATEMENT AND ANY OR ALL AMENDMENTS (INCLUDING, WITHOUT LIMITATION, POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND ANY AND ALL DOCUMENTS REQUIRED TO BE FILED WITH RESPECT THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY REGULATORY AUTHORITY, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN CONNECTION THEREWITH AND ABOUT THE PREMISES IN ORDER TO EFFECTUATE THE SAME AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IF PERSONALLY PRESENT, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR HIS OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THIS 19TH DAY OF JUNE, 1998.

SIGNATURES                    TITLE
----------                    -----


/s/ Matthew M. Rizai          Chairman, Chief Executive Officer, President,
-------------------------     Treasurer and Director (Principal Executive
Matthew M. Rizai              Officer)


/s/ Martin J. Vanderploeg     Executive Vice President and Director
-------------------------
Martin J. Vanderploeg


/s/ Jerome M. Behar           Vice President of Finance and Chief Financial
-------------------------     Officer (Principal Financial and Accounting
Jerome M. Behar               Officer)


/s/ Jamie A. Wade             Vice President of Administration, General
-------------------------     Counsel, Secretary and Director
Jamie A. Wade


                              Director
-------------------------
Michael Crow


                              Director
-------------------------
Laurence J. Kirshbaum

                              INDEX TO EXHIBITS.

Exhibit Number  Description of Document
--------------  -----------------------
       3.1      Certificate of Incorporation*

       3.2      By-laws*

       3.3      Certificate of Amendment to Certificate of Incorporation**

       5.1      Opinion of Gardner, Carton & Douglas regarding legality of securities

       23.1     Consent of Ernst & Young LLP

       23.2     Consent of Arthur Andersen LLP

       23.3     Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

       24.1     Powers of Attorney (included on signature page)


_____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (33-80705).
** Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

















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